UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 28, 2021

Cognizant Technology Solutions Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Frank W. Burr Blvd.
Teaneck, New Jersey 07666
(Address of Principal Executive Offices including Zip Code)
(201) 801-0233
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CTSH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2021, Malcolm Frank, Executive Vice President and President, Digital Business & Technology, notified Cognizant Technology Solutions Corporation (the “Company”) of his intent to retire, effective September 1, 2021. Rajesh Nambiar, Executive Vice President and Chairman, Cognizant India, has been appointed President, Digital Business & Technology effective June 4, 2021, succeeding Mr. Frank in such role while continuing in the role of Chairman, Cognizant India. Mr. Frank ceased to be an executive officer as of June 4, 2021, but will remain an employee through his retirement date of September 1, 2021 to assist with the transition. In accordance with the terms of the Company’s Retirement, Death and Disability Policy, Mr. Frank will be eligible to receive continued vesting of outstanding equity and a pro-rated portion of his 2021 annual cash incentive, if the applicable performance goals are attained, in connection with his retirement.
Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders (the “Annual Meeting”) on Tuesday, June 1, 2021. At the close of business on April 5, 2021, the record date for the determination of shareholders entitled to vote at the Annual Meeting (the “Record Date”), there were 528,532,227 shares of the Company’s Class A Common Stock outstanding and entitled to vote at the Annual Meeting. A total of 475,987,757 shares of Class A Common Stock were present or represented by proxy at the Annual Meeting, representing approximately 90% of the Company’s outstanding shares of Class A Common Stock as of the Record Date.

The following are the voting results on the four proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 21, 2021.

At the Annual Meeting, all of the directors were re-elected, Proposals 2 and 3 were approved and Proposal 4 was not approved.

Proposal 1. Election of Directors

The vote with respect to the election of directors was as follows:

	For	Against	Abstain	Broker Non-Votes
Zein Abdalla	445,129,085	4,485,768	209,188	26,163,716
Vinita Bali	440,637,940	8,992,233	193,868	26,163,716
Maureen Breakiron-Evans	437,157,736	12,462,158	204,147	26,163,716
Archana Deskus	441,944,086	7,671,032	208,923	26,163,716
John M. Dineen	447,281,909	2,330,985	211,147	26,163,716
Brian Humphries	449,250,382	368,120	205,539	26,163,716
Leo S. Mackay, Jr.	434,364,889	15,256,113	203,039	26,163,716
Michael Patsalos-Fox	418,668,299	30,939,220	216,522	26,163,716
Joseph M. Velli	438,027,964	11,589,634	206,443	26,163,716
Sandra S. Wijnberg	445,687,380	3,928,885	207,776	26,163,716

Proposal 2. Advisory Vote on Executive Compensation (Say-on-Pay)

The advisory vote on the compensation of the Company’s named executive officers was as follows:

For	Against	Abstain	Broker Non-Votes
412,250,582	36,779,991	793,468	26,163,716

Proposal 3. Ratification of Appointment of Independent Registered Public Accounting Firm

The vote with respect to the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 was as follows:

For	Against	Abstain	Broker Non-Votes
445,909,301	29,914,258	164,198	-

Proposal 4. Shareholder Proposal Regarding Shareholder Action by Written Consent

The vote with respect to the shareholder proposal requesting that the board of directors take action as necessary to permit shareholder action by written consent was as follows:

For	Against	Abstain	Broker Non-Votes
82,027,242	366,575,351	1,221,448	26,163,716

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ John Kim
Name:	John Kim
Title:	Executive Vice President, General Counsel and Chief Corporate Affairs Officer

Date: June 4, 2021